EXHIBIT 24

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilbur H. Gantz and Alan R. Meyer, or any one of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their, his/her substitutes, may lawfully do or cause to be done by virtue hereof.

     SIGNATURE                        TITLE                          DATE

/S/ WILBUR H. GANTZ            Chief Executive Officer,         November 6, 1997
Wilbur H. Gantz                President and Director
                               (Principal Executive Officer)


/S/ ALAN R. MEYER              Senior Vice President, Chief     November 6, 1997
Alan R. Meyer                  Financial Officer and Director
                               (Principal Financial and
                               Accounting Officer)


/S/ JOHN GORDON                Director)                        November 6, 1997
John Gordon


/S/ ELIZABETH M. GREETHAM      Director)                        November 6, 1997
----------------------------
Elizabeth M. Greetham


/S/ MICHAEL J. MONTGOMERY      Director)                        November 6, 1997
----------------------------
Michael J. Montgomery



/S/ TALAT M. OTHMAN            Director)                        November 6, 1997
----------------------------
Talat M. Othman


/S/ EUGENE L. STEP             Director)                        November 6, 1997
----------------------------
Eugene L. Step


/S/ FRED WILPON                Director)                        November 6, 1997
Fred Wilpon

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